Ex. 6(b)

                                                  As last amended effective upon
                                                the redomestication to Nebraska.

                                     BY-LAWS

                                       OF

                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                             a Nebraska corporation
                     (formerly a New Hampshire corporation)

                                    ARTICLE I
                                     OFFICES

Section 1. Registered Office The Company shall maintain a registered office in the state of its incorporation as required by law.

Section 2. Other Offices The Company may also have offices in such other places as the Board of Directors may from time to time designate or as the business of the Company may require.

                                   ARTICLE II
                             MEETING OF SHAREHOLDERS

Section 1. Annual Meetings. The annual meeting of shareholders shall be held at 2:00 p.m. local time on the first Monday in May each year, for the purpose of electing directors of the Company and for the transaction of such other business as may be properly brought before the meeting. If the annual meeting shall not be held on that day, a substitute annual meeting may be called and held as provided by law. Each meeting shall be held at the principal office of the Company's ultimate parent company or at such other place, either within or without the Company's state of incorporation, as may be designated in the notice of the meeting.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board or the President or by a majority of the members of the Board of Directors of the Company, or as otherwise permitted by law.

Section 3. Notice of Meetings Written notice stating the date, time and place of each annual or special meeting of the shareholders shall be delivered in accordance with law and not less than ten days nor more than sixty days before the day thereof, by or at the direction of the Board or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. Informal Action by Shareholders. Any action which is required to be taken or which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, whether before, at or after the time stated therein, and filed with the Secretary of the Company. Such written consent shall have the same effect as a unanimous vote of the shareholders and may be stated as such in any document required or permitted to be filed with any Commissioner or Superintendent of Insurance and in any certificate or document prepared or certified by any officer of the Company for any purpose.

                                   ARTICLE III
                                    DIRECTORS

Section 1. General Powers The business and affairs of the Company shall be managed under the direction of its Board of Directors. The Board of Directors shall have all power and authority provided by law. Without limitation, the Board shall have power and authority to appoint an investment manager or advisor with such authority as may be conferred upon it by the Board to consider, act upon, and manage the investment and reinvestment of assets of the Company and to service and administer the Company's investment operations and affairs; provided, however, that all investment operations shall at all times be within the ultimate control of the Board of Directors.

Section 2. Number and Residency. The number of directors constituting the Board of Directors shall be not less than five nor more than eleven as may be fixed by the Board of Directors or as otherwise provided by law and subject to any corporate law that may limit an increase to 30% since the last shareholder election of directors. At least one director shall be a resident of Nebraska to the extent required by Nebraska law.

Section 3. Vacancies. Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, or by the shareholders.

Section 4. Resignation. Removal. Any director may resign at any time. The stockholders may, by majority vote, remove any director or directors, with or without cause, at any time.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

Section 1. Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual or substitute annual meeting of shareholders at the same location as the shareholders' meeting or at such other place either within or without the Company's state of incorporation as may be designated in the notice of such meeting.

Section 2. Other Regular Meetings. Regular meetings of the Board of Directors may be held at such times and at such places as the Board may from time to time determine, and if so determined no notice thereof need be given.

Section 3. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two of the directors.

Section 4. Notice of Meetings. Written notice stating the place, day and hour of a special meeting of the Board of Directors shall be mailed at least five days before, or sent by telecopy or given by telephone at least two days before, the date thereof to each director at his last known address. Notice of an annual, regular or special meeting of the Board of Directors need not specify the business to be transacted at, nor the purposes of, such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except a Director who attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Informal Action by Board and Committees Any action which is required to be taken or which may be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, whether before, at or after the time stated therein, and filed with the records of proceedings of the Board or committee. Such written consent shall have the same effect as a unanimous vote of the Board or committee and may be stated as such in any document required or permitted to be filed with any Commissioner or Superintendent of Insurance and in any certificate or document prepared or certified by any officer of the Company for any purpose.

Section 6. Chairman of the Board The Board of Directors shall elect one of the Directors as Chairman of the Board. The Chairman shall preside at all meetings of shareholders and the Board of Directors.

                                    ARTICLE V
                                BOARD COMMITTEES

Section 1. Executive Committee The Board of Directors may appoint an Executive Committee to consist of at least three Directors. The Executive Committee may elect its own Chairman, Vice Chairman and Secretary (who need not be a member of the Executive Committee) and may exercise all of the powers and authority of the Board of Directors, except to the extent limited by the corporate laws of the Company's state of incorporation.

Section 2. Other Committees. The Board of Directors may appoint other committees, consisting of two or more members to the extent required by law, which shall have such power and authority as shall be determined by the Board, except as otherwise provided by law.

                                   ARTICLE VI
                                    OFFICERS

Section 1. Election of Officers. The officers of the Company shall be elected by the Board of Directors and shall consist of a Chairman of the Board (if the Board of Directors designates this position as an officer), President, Secretary, Treasurer and such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and other officers as the Board of Directors may from time to time elect. The Chairman of the Board (if an officer) or the President may appoint for a fixed or indeterminate term and may remove at any time with or without cause, (i) Assistant Secretaries and Assistant Treasurers and (ii) assistant, associate and other subordinate officers whose authority and duties shall be specified by, or-by a delegee of, an officer entitled to make such appointments. Any two or more offices may be held by the same person, but no individual may act in more than one capacity where action of two or more officers is required.

Section 2. Removal. Any officer may be removed with or without cause at any time by the Board of Directors, provided however, that such removal shall not affect any written contractual rights of any such officer.

                                   ARTICLE VII
                               DUTIES OF OFFICERS

Section 1. Chief Executive Officer and President. The Board of Directors shall designate the Chairman of the Board or the President as the Chief Executive Officer, who shall be the principal executive officer of the Company and shall have the authority to supervise and control the management of the Company in accordance with these Bylaws, subject to the direction of the Board of Directors. The President, if not the Chief Executive Officer, shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer shall prescribe.

Section 2. Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall perform the duties and exercise the powers normally conferred by statutory and general law and custom upon a vice president of a company and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall prescribe.

Section 3. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, Directors and committees thereof and shall give all notices required by law or by these By-laws. The Secretary shall have general charge of the corporate books and records, the stock transfer books and the corporate seal, shall affix the corporate seal to any lawfully executed instrument requiring it, and shall sign such instruments as may require his or her signature. The Secretary shall perform all duties incident to the office of Secretary and shall perform such other duties and have such other powers as shall be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 4. Treasurer. The Treasurer shall have custody of all funds belonging to the Company and shall receive, deposit or disburse the same as provided by law, and subject to such instruction as may be given by the Board of Directors or the Chief Executive Officer. The Treasurer shall, in general, perform all duties incident to the office of Treasurer and shall perform such other duties and have such other powers as shall be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 5. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall perform such duties and exercise such powers of those offices as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Board of Directors or the Chief Executive Officer, and shall have the authority to act in the absence or inability to act of the respective officer.

Section 6. Facsimile Signatures. The facsimile signature for any officer may be used in any instance in which such officer's signature is required or used on any instrument on behalf of the Company.

                                  ARTICLE VIII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFERS

Section 1. Certificates for Shares. Every shareholder shall be entitled to a certificate or certificates representing shares of the Company owned by such shareholder. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Company. Certificates shall be signed by the President or a Vice President and attested by the Secretary or an Assistant Secretary, and bear the corporate seal, except as otherwise specified by the Board of Directors.

Section 2. Transfer of Shares. Transfer of shares may be made on the stock transfer records of the Company upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his or her duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

                                   ARTICLE IX
                               GENERAL. PROVISIONS

Section 1. Financial Instruments and Transfers All promissory notes, bills, negotiable instruments, checks, bank drafts, orders for the payment, transfer or withdrawal of funds, and all other similar instruments of the Company shall be signed, executed or endorsed on behalf of the Company under such procedures as may be established or authorized from time to time by the Board of Directors or the Executive Committee.

Section 2. Contracts and Other Instruments. Except as otherwise required by law, the Articles of Incorporation or these By-laws, any contracts or other instruments not within the scope of Section 1 of this Article may be executed on behalf of the Company by such officer(s) of the Company as the Board of Directors or the Executive Committee may direct. Subject to any restrictions imposed by the Board, any one or more of the Chairman of the Board (if an officer), the President, any Vice President, the Secretary and the Treasurer of the Company may execute bonds, contracts, deeds, leases, and other agreements and instruments on behalf of the Company.

Section 3. Dividends. The Board of Directors may from time to time declare, and the Company may pay, dividends on its outstanding shares in cash, property or its own shares subject to the provisions of applicable law. The Board of Directors or the Executive Committee may declare, inaugurate, change and modify, continue or cancel, at any time, and from time to time, the scale of dividends payable to policyholders; and, the Company may pay or cease paying such dividends as prescribed by the Board of

Directors or the Executive Committee

Section 4. Seal. The seal of the Company shall consist of a flat-faced circular die with the words and figures, "Jefferson Pilot Financial Insurance Company, Incorporated, Nebraska" cut or engraved thereon.

Section 5. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation or by these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

Section 6. Fiscal Year. The fiscal year of the Company shall end on December 31 unless otherwise fixed by the Board of Directors.

Section 7. Emergency Authority The Board of Directors, by resolution adopted by a majority of the whole Board, may make advance provision for the continuity and authority of the Company's management in the event of a major catastrophe such as a nuclear disaster, resulting in the loss or unavailability of members of the Board of Directors, whether by death, incapacity, isolation or otherwise, or in loss or unavailability of officers of the Company, and, in the event of such a major catastrophe, the terms of any such resolution shall have the same effect as if included in these By-laws and shall supersede the terms of these By-laws to the extent that they may be inconsistent herewith.

Section 8. Amendments. These By-laws may be amended or repealed and new By-laws may be adopted either (i) by the shareholders or (ii) by the Board of Directors unless the shareholders otherwise specify.

                               - End of By-laws -